Exhibit 99.1

Safety Shot’s Jupiter Wellness Legacy Assets Licensed to Elite Health Partners: Safety Shot to Dividend 40% of Post-IPO Wellness Powerhouse To Its Shareholders

●	Elite Health Partners is a manufacturer, marketer, and distributor of health and beauty products via its 3PL logistics and fulfillment center.
●	License of Jupiter Wellness assets to convert to purchase by Elite Health upon execution of Elite’s planned IPO
●	All Safety Shot beverage assets remain with Safety Shot Inc.

JUPITER, FL – February 22, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) today announced it has signed an agreement to license and sell its legacy Jupiter Wellness assets to Colorado-based Elite Health Partners Inc. The Company’s Jupiter Wellness assets include a portfolio of over-the-counter commercialized products as well as product candidates in development for indications including skin care, hair growth, and women’s health.

Elite Health is a leading provider of world-class, innovative products and services that fulfill a broad range of consumer health and beauty needs globally. With expertise in new product development, product formulation, and customization, Elite Health serves private label clients including industry leading cosmetic, supplement, and pet brands whose products are sold through national retailers such as Walmart, 7-Eleven, and Circle K. Products are shipped from Elite Health’s 3PL logistics and fulfillment center to over 72 countries worldwide. Elite Health owns and operates an FDA registered, cGMP and ISO 22716 certified manufacturing facility. Through its MIDAS Manufacturing technology division, Elite Health’s proprietary manufacturing execution software MIDAS, developed in-house to manage all aspects of its business, is set to launch as a software-as-a-service (SaaS) product. Elite Health expects MIDAS to drive revenue and gross margin growth following launch.

Currently a private company, Elite Health plans to file a registration statement for an IPO by Q3 2024 and subsequently become a publicly listed company. Upon its IPO, Elite Health will acquire the licensed Jupiter Wellness assets for a consideration of 40% of Elite Health’s outstanding shares that Safety Shot plans to dividend to its shareholders

“Elite Health, combined with our Jupiter Wellness portfolio, is set to become a wellness powerhouse that develops, manufactures, launches, markets, and distributes a portfolio of high-quality products,” stated Safety Shot CEO Brian John. “This deal with Elite Health is a great way for Safety Shot to monetize our assets, further freeing us up to focus solely on Safety Shot’s enormous opportunity in the functional beverage industry.”

Tom Nyiri, CEO of Elite Health, commented, “At Elite Health Partners, we have the know-how, facilities, and industry relationships to significantly expand and accelerate markets for Jupiter Wellness’ portfolio. With these propriety products, combined with the upcoming launch of our MIDAS SaaS, we are now well positioned to list as a publicly traded company and further invest in our growth. We are very pleased to partner with Safety Shot and believe our joint assets and the future potential of Elite Health.”

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented wellness beverage on Earth that helps people feel better faster by reducing blood alcohol content, boosting clarity and overall mood. Safety Shot is available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

About Elite Health Partners

Elite Health Partners Inc. specializes in contract manufacturing with a focus on producing superior-quality liquid dietary supplements, personal care products, and pet products. They are a destination in service-driven process optimization. More than a contract manufacturer, Elite Health is an integral working arm of our partner brands that drives innovation, product development, and scalability in all their manufacturing needs. Through its technology division, MIDAS Manufacturing, a revolutionary SaaS platform, is taking shape, poised to transform the manufacturing landscape with game-changing automation and real-time insights. The company’s comprehensive 3PL fulfillment services underscore its commitment to logistical efficiency and client support. Elite Health Partners Inc. is at the forefront of integrating technology-driven solutions in manufacturing and is dedicated to elevating standards and driving innovation in the CPG sector.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:

Phone: 561-244-7100
Email: investors@drinksafetyshot.com

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